Exhibit 1.1

8,000,000 Shares

AIR LEASE CORPORATION

Class A Common Stock, $0.01 par value per share

Underwriting Agreement

May 30, 2013

Credit Suisse Securities (USA) LLC

As Representative of the
Underwriter listed
in Schedule 1 hereto

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, New York 10010-3629

Ladies and Gentlemen:

The securityholders of Air Lease Corporation, a Delaware corporation (the “Company”) listed in Schedule 2 hereto (the “Selling Securityholders”), propose, severally and not jointly, to sell to the underwriter listed in Schedule 1 hereto (the “Underwriter”), for whom you are acting as representative (the “Representative”), an aggregate of 8,000,000 shares of Class A Common Stock, $0.01 par value per share (the “Securities”), registered under the registration statement referred to in Section 1.  The Selling Securityholders also agree to sell, severally and not jointly, to the Underwriter, at the option of the Underwriter, an aggregate of not more than 800,000 additional shares of the Securities.  The shares of Class A Common Stock and Class B Non-Voting Common Stock, par value $0.01 per share, of the Company are referred to herein as the “Stock.”  The aggregate of 8,000,000 shares to be sold by the Selling Securityholders is herein called the “Firm Securities” and the aggregate of 800,000 additional shares to be sold by the Selling Securityholders is herein called the “Optional Securities.”  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Company and the Selling Securityholders hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Offered Securities, as follows:

1.                                      Registration Statement.  An automatic shelf registration statement on Form S-3ASR (File No. 333-185378), including a prospectus (the “Base Prospectus”) relating to the Offered Securities, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the

“Securities Act”), and the rules and regulations of the Commission promulgated thereunder, and has become effective under the Securities Act.  Such registration statement, as amended, including any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424 under the Securities Act and any other information deemed to be part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.”  The Base Prospectus, as supplemented by the prospectus supplement dated May 28, 2013 to reflect the final terms of the Offered Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Prospectus.”  The Base Prospectus, as supplemented by any preliminary prospectus supplement to the Base Prospectus which describes the Offered Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Preliminary Prospectus.”  Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include the documents that were filed by the Company on or prior to the respective dates thereof under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, the Base Prospectus or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the respective dates thereof.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.  References herein to the Preliminary Prospectus and the Time of Sale Information (as defined below) shall be deemed to refer to and include the preliminary Canadian prospectus dated May 28, 2013 (the “Preliminary Canadian Prospectus”) and references herein to the Prospectus shall be deemed to refer to and include the Canadian prospectus dated the date hereof (the “Final Canadian Prospectus”).

At or prior to 5:45 P.M., New York City time, on May 30, 2013, (the “Time of Sale”), the Company had prepared the following information (together with the pricing information set forth on Annex A, the “Time of Sale Information”): the Preliminary Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex A hereto as constituting part of the Time of Sale Information.

2.                                      Purchase by the Underwriter of the Offered Securities.

(a)                                 The Selling Securityholders agree to sell, severally and not jointly, the Offered Securities to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from each Selling Securityholder, at a purchase price of $26.57 per share that number of Firm Securities equal to the number of Firm Securities set forth opposite the name of such Selling Securityholder in Schedule 2 hereto.

Each Selling Securityholder will deliver its Firm Securities through the facilities of The Depository Trust Company (“DTC”) to the Representative for the accounts of the Underwriter against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative at the office of Simpson Thacher & Bartlett LLP, Palo Alto, California, at 10:00 A.M., New York time, on June 5, 2013, or at such other time not later than seven full business days thereafter as the Representative and the Selling Securityholders determine, such time being herein referred to as the “First Closing Date”.  The Firm Securities to be delivered are security entitlements credited by book entry to the securities accounts maintained by DTC for the Selling Securityholders, and on the First Closing Date, the Selling Securityholders shall deliver to DTC entitlement orders directing that the Firm Securities be credited by book entry to the securities accounts of the Underwriter.

In addition, upon written notice from the Representative given to the Company and the Selling Securityholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Selling Securityholders agree, severally and not jointly, to sell to the Underwriter the respective numbers of Optional Securities set forth opposite the names of such Selling Securityholders in Schedule 2 hereto under the caption “Number of Optional Securities to be Sold”.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Selling Securityholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  Each Selling Securityholder will deliver its Optional Securities being purchased on each Optional Closing Date to the Underwriter, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank as previously provided by each Selling Securityholder.  The Optional Securities being purchased on each Optional Closing Date are security entitlements credited by book entry to the securities accounts maintained by DTC for the Selling Securityholders, and on each Optional Closing Date, the Selling Securityholders shall deliver to DTC entitlement orders directing that the Optional Securities be credited by book entry to the securities accounts of the Underwriter at DTC.

(b)                                 The Selling Securityholders understand that the Underwriter intends to make a public offering of the Offered Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Offered Securities on the terms set forth in the Prospectus.  The Selling Securityholders acknowledge and agree that the Underwriter may offer and sell the Offered Securities to or through any affiliate of the Underwriter and that any such affiliate may offer and sell the Offered Securities purchased by it to or through the Underwriter, provided that any such affiliate complies with the terms of this Agreement.

(c)                                  The Company and the Selling Securityholders acknowledge and agree that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Securityholders with respect to the sale of the Offered Securities contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company, Selling Securityholders or any other person.  Additionally, the Underwriter is not advising the Company, the Selling Securityholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Securityholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Securityholders with respect thereto.  Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Securityholders.

3.                                      Representations and Warranties.

(i)                                     The Company represents and warrants to the Underwriter that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter or any Selling Securityholder expressly for use in any Preliminary Prospectus.

(b)                                 Time of Sale Information.  The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter or any Selling Securityholder expressly for use in the Time of Sale Information.

(c)                                  Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriter in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative, which approval shall not be unreasonably withheld.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter or any Selling Securityholder expressly for use in any Issuer Free Writing Prospectus.

(d)                                 Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter or any Selling Securityholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)                                  Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus comply as to form with the accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(f)                                   No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information, Registration Statement and the Prospectus, (i) there has not been any material change in the capital stock of the Company (other than the issuance of shares of common stock upon the exercise of stock options and warrants or upon the conversion of convertible notes, or in connection with the vesting of restricted stock units, disclosed as outstanding in, and the grant of options, restricted stock units and other awards under existing equity incentive plans disclosed in, the Time of Sale Information, the Registration Statement and the Prospectus), any material change in any short-term debt or long-term debt of the Company or any of its subsidiaries (other than (x) as a result of the Company or any of its subsidiaries entering into, drawing down or repaying any debt arrangements in the ordinary course of business or in amounts that are not material to the Company and its subsidiaries taken as a whole or (y) as disclosed in the Time of Sale Information, Registration Statement and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than quarterly dividends declared, set aside for payment, paid or made pursuant to the Company’s dividend policy), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, except for transactions or agreements entered into in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except as may be permitted under clause (i) of this Section 3(i)(f); and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in each case as otherwise disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus.

(g)                                  Organization and Good Standing.  The Company and each of its subsidiaries set forth on Schedule 3 (the “Significant Subsidiaries”), which schedule includes the only “significant subsidiaries” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such corporate or limited liability company power or authority would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with the performance by the Company of its obligations under this Agreement and the Offered Securities (a “Material Adverse Effect”).

(h)                                 Capitalization.  The Company has the capitalization as set forth in each of the Registrations Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company, including the Offered Securities, have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive rights; except as expressly described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, or agreement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the terms of the capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus or except pursuant to the terms and conditions of any and all debt agreements to which the Company and any such Significant Subsidiary is, as of the date hereof, a party or which are entered into in the ordinary course in connection with the purchase or refinancing of aircraft, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i)                                     [Reserved.]

(j)                                    [Reserved.]

(k)                                 The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(l)                                     No Violation or Default.  Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its respective charter or bylaws or similar organizational documents; (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject; or (iii) the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)                             No Conflicts.  The execution, delivery and performance by the Company of its obligations under this Agreement, the sale of the Offered Securities by the Selling Securityholders and the consummation by the Selling Securityholders of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)                                 No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, except for such as have been obtained or such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Offered Securities by the Underwriter.

(o)                                 Legal Proceedings.  Except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect, and (ii) to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(p)                                 Independent Accountants.  KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q)                                 Title to Intellectual Property.  Except as disclosed in the Time of Sale Information, the Registration Statement and the Prospectus or except in each case for any failure to own or possess such rights or any such conflict as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any respect with any such rights of others. The Company and its subsidiaries have not received any written or, to the knowledge of the Company, other notice of any claim relating to Intellectual Property, which would reasonably be expected to result in a Material Adverse Effect.

(r)                                    No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be disclosed in the Registration Statement and the Prospectus and that is not so disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus.

(s)                                   Investment Company Act.  The Company is not and, after giving effect to the sale of the Offered Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(t)                                    Taxes.  Except where the failure to pay or file or where such deficiency, liability or lien would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (after considering any applicable extension); and except as otherwise disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(u)                                 No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(v)                                 Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received written, or to the knowledge of the Company, other notice of any revocation or modification of any such license, certificate, permit or authorization except such revocation or modification as would not reasonably be expected to have a Material Adverse Effect.

(w)                               Compliance with and Liability under Environmental Laws.  Neither the Company nor any of its subsidiaries is in violation of any statute, law (including common law) or any rule, regulation, requirement, judgment, decree, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal, storage, transportation, or release or threat of release of hazardous or toxic substances or relating to the protection or restoration of the environment, human exposure to hazardous or toxic substances, or natural resources (collectively, “Environmental Laws”), owns, leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any administrative or judicial proceeding (or to the Company’s knowledge, any threatened proceeding) relating to any Environmental Laws, which violation, contamination, liability or proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Company’s or any subsidiary’s knowledge, there is no pending investigation, which would reasonably be expected to lead to such a liability or proceeding.

(x)                                 Compliance With ERISA.  Except in each case as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in clauses (i) through (vi) above, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)                                 Disclosure Controls.  The Company and its subsidiaries maintain a system of “disclosure controls and procedures,” as defined in Rule 13a-15(e) promulgated under the Exchange Act, that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(z)                                  Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls over financial reporting.

(aa)                          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses taken as a whole; and neither the Company nor any of its subsidiaries (i) has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(bb)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person authorized to act on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(cc)                            Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)                          Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)                            No Restrictions on Subsidiaries.  Except (i) pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is, as of the date hereof, a party or which are entered into in the ordinary course in connection with the purchase or financing of aircraft or (ii) as disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ff)                              No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(gg)                            No Registration Rights.  Except for that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of June 4, 2010, by and between the Company and FBR Capital Markets & Co. that has been complied with, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Offered Securities.

(hh)                          No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(ii)                                  Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information, the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)                                Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll)                                  Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.  The Company satisfied the eligibility requirements set forth under General Instruction I. A. of Form S-3 at the time of the initial effectiveness of the Registration Statement and as of the most recent deemed amendment thereof, if any, pursuant to Section 10(a)(3) of the Securities Act.

(mm)                  Title to Aircraft and Other Property.  The Company or one of its subsidiaries has legal and valid title to all aircraft disclosed as owned by such person in the Time of Sale Information, the Registration Statement and the Prospectus, with a review of the chain of title having been carried out and a receipt of a warranty bill of sale having been received by or on behalf of such person in accordance with customary and reasonable practice in the aircraft industry in the areas in which the Company operates, and good title to all other material personal property disclosed as assets owned by such person in the Time of Sale Information, the Registration Statement and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in or contemplated by the Time of Sale Information, the Registration Statement or the Prospectus, pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is a party, or as permitted under aircraft leases entered into in the ordinary course to which the Company or any of its subsidiaries is a party; any real property or personal property held under lease by the

Company is held under a lease that is valid, existing and enforceable by the Company, with such exceptions as are disclosed in the Time of Sale Information, the Registration Statement and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any written or, to the knowledge of the Company, other notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such lease.

(nn)                          Aircraft Lease Documents.  Each of the lease agreements, lease addenda, side letters, assignments of warranties, option agreements or similar agreements (not including non-binding term sheets or letters of intent) to which the Company or any of its subsidiaries is a party (collectively, the “Aircraft Lease Documents”), is in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no event of default (as so defined) has occurred and is continuing under any Aircraft Lease Document, except for such events of default as would not reasonably be expected to have a Material Adverse Effect.

(oo)                          Aircraft Purchase Documents.  The Company and/or its subsidiaries have entered into one or more aircraft purchase agreements (the “Aircraft Purchase Documents”) and letters of intent for the purchase of aircraft as disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus.  The Aircraft Purchase Documents entered into by the Company or any of its subsidiaries are in full force and effect and, to the Company’s knowledge, no event of default (as defined in the applicable Aircraft Purchase Document) has occurred and is continuing under any Aircraft Purchase Document, except for such events of default as would not reasonably be expected to have a Material Adverse Effect.

(pp)                          Aviation Laws.  The Company and its subsidiaries are in compliance with all applicable laws, regulations or other requirements of the U.S. Federal Aviation Administration, the European Aviation Safety Agency and similar aviation regulatory bodies (collectively, “Aviation Laws”), and neither the Company nor any of its subsidiaries has received any written, or to the knowledge of the Company, other notice of a failure to comply with applicable Aviation Law, except for any failures to comply that would not reasonably be expected to have a Material Adverse Effect.

(qq)                          Incorporated Documents.  The documents incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(rr)                                eXtensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the

Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(tt)                                Registration Fees.  The Company paid the registration fees for this offering within the time period required by Rule 456(b)(3) under the Securities Act (without giving effect to the proviso therein).

(ii)                                  Each Selling Securityholder severally represents and warrants to, and agrees with, the Underwriter and the Company that:

(a)                                 Valid Title to Offered Securities.  Such Selling Securityholder has and on the Closing Date hereinafter mentioned will have valid security entitlement to the Offered Securities to be delivered by such Selling Securityholder on such Closing Date, free of any “adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)), and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Securityholder on such Closing Date hereunder; and upon the crediting of the Securities to the Underwriter’s securities accounts at DTC, the Underwriter will acquire a security entitlement (as defined in Article 8 of the New York UCC) with respect to the Securities and, if the Underwriter does not have notice of an adverse claim to Securities (as that phrase is defined in § 8-105 of the New York UCC), no action based on an adverse claim (as that term is defined in § 8-102 of the New York UCC) may be asserted against the Underwriter with respect to the security entitlement;

(b)                                 Absence of Further Requirements.  No consent, approval, waiver, license or authorization or other action by or filing with any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Securityholder for the consummation in connection with the execution, delivery and performance of this Agreement and the consummation by such Selling Securityholder of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, such as would not impair in any material respect the consummation of the obligations of such Selling Stockholder hereunder, and such as may be required under state securities laws;

(c)                                  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement by such Selling Securityholder and the consummation by such Selling Securityholder of the transactions contemplated by this Agreement will not conflict with, constitute a default under or violate, (i) any of the terms, conditions or provisions of any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Securityholder or any of its properties or any agreement or instrument to which such Selling Securityholder is a party or by which such Selling Securityholder is bound or to which any of the properties of such Selling Securityholder is subject, or (ii) the charter or by-laws of such Selling Securityholder that is a corporation or the constituent documents of such Selling Securityholder that is not a natural person or corporation, except, in the case of clause (i) above, where such breach or violation would not, singly or in the aggregate, have a material adverse effect on such Selling Securityholder’s ability to perform its obligations under this Agreement;

(d)                                 [Reserved];

(e)                                  Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Time of Sale and (D) on each Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b) and on each Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.  Notwithstanding anything to the contrary, with respect to each Selling Securityholder, the first sentence of this subsection (e) applies only to statements in or omissions from any Registration Statement, Time of Sale Information or the Prospectus that are made in reliance upon and in conformity with information furnished to the Company by such Selling Securityholder expressly for use therein (“Selling Securityholder Information”), it being understood and agreed that the only Selling Securityholder Information consists solely of the information provided by and relating to such Selling Securityholder (excluding percentages) appearing under the caption “Selling Stockholders” in any Time of Sale Information or the Prospectus.

(f)                                   Time of Sale Information.  As of the Time of Sale, neither (i) the Time of Sale Information nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Time of Sale Information, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence (x) with respect to any Selling Securityholder applies only to the extent that any statements in or omissions from the Time of Sale Information or any Issuer Free Writing Prospectus are based on such Selling Securityholder’s Selling Securityholder Information and (y) does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(g)                                  Issuer Free Writing Prospectuses.  Such Selling Securityholder’s Selling Securityholder Information contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that such Selling Securityholder notified or notifies the Company, the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Securityholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Selling Securityholder Information would include an untrue statement of a material fact if omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Securityholder has promptly notified or will promptly notify the Company and the Representative and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(h)                                 No Undisclosed Material Information.  The sale of the Offered Securities by the Selling Securityholders pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Sale Information;

(i)                                     Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Securityholder.

(j)                                    [Reserved.]

(k)                                 Absence of Manipulation.  Such Selling Securityholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

4.                                      Further Agreements of the Company.  The Company covenants and agrees with the Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including each free writing prospectus, if any, listed on Annex A) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request in writing.

(b)                                 Delivery of Copies.  During the Prospectus Delivery Period, the Company will deliver, without charge, to the Underwriter as many copies of the Preliminary Prospectus, the Registration Statement, any Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request in writing.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for the exception afforded by Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriter or any dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before finalizing the Prospectus or making or distributing any amendment or supplement to any of the Time of Sale Information, the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriter a copy of the proposed Prospectus or such amendment or supplement for review, and will not distribute any such proposed Prospectus, amendment or supplement to which the Representative reasonably objects in a timely fashion; and, during the period from the date hereof until the earlier of (i) completion of the distribution of the Securities and (ii) the six-month anniversary of the date of this Agreement, before filing with the Commission any document that will be incorporated by reference in the Time of Sale Information, the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriter, and, to the extent practicable and that would not cause any delay in any required filings, provide each with a reasonable opportunity to review and comment on (it being understood that the Company is not obligated to accept any such comments), a copy of such document to be incorporated by reference therein.  The Representative shall promptly notify the Company of the date of completion of the distribution of the Offered Securities.  Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish to the Representative and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representative reasonably objects in a timely fashion.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing (which confirmation may be delivered via email), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by any governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or, to the knowledge of the Company, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event at any time prior to the completion of the initial offering of the Offered Securities as a result of which any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or, to the knowledge of the Company, the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Time of Sale Information or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Offered Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to each Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Representative thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representative such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)                                   Ongoing Compliance of the Prospectus.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representative thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Representative such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)                                  Blue Sky Compliance.  The Company will use its reasonable best efforts, in cooperation with the Underwriter to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Clear Market.  For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or, except in the case of a registration statement on Form S-8 with respect to employee benefits plans described in the Registration Statement, Time of Sale Information and the Prospectus, file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Credit Suisse Securities (USA) LLC, other than (A) the Offered Securities to be sold hereunder, (B) any shares of Stock issued upon exercise of outstanding warrants or convertible notes described in the Registration Statement, the Time of Sale Information and the Prospectus, (C) any stock options, restricted stock units or other equity-based awards, and any shares of Stock underlying or subject to such compensatory awards, granted pursuant to employee benefit plans, equity incentive plans or other employee compensation plans disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (D) any shares of Stock of the Company issued upon the exercise of options or the vesting of restricted stock units outstanding on the date hereof and described in the Registration Statement, the Time of Sale Information and the Prospectus, (E) any securities issued in connection with the acquisition by the Company of the securities, business, property or other assets of another person or entity, or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (F) any securities issued in connection with joint ventures, commercial relationships or other strategic transactions, provided, that prior to any issuance in the case of clause (E) or (F), the Company shall cause each such recipient of such securities to execute and deliver to the Representative a Lock-Up Agreement substantially in the form of Exhibit A, and provided, further, that any issuances in the case of clause (E) or (F) shall not, in the aggregate, exceed 10% of the shares of capital stock of the Company outstanding as of the First Closing Date.

(i)                                     No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities (it being understood that the Company makes no statement as to the activities of the Underwriter in connection with the offering).

(j)                                    Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k)                                 [Reserved.]

(l)                                     Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                                      Certain Agreements of the Underwriter.  The Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(i)(c) or 4(c) above (including any electronic road show approved by the Company), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

6.                                      Conditions of Underwriter’s Obligations.  The obligation of the Underwriter to purchase the Firm Securities to be purchased on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date as provided herein is subject to the performance by the Company and the Selling Securityholders of their covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of such Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such Closing Date.

(c)                                  No Downgrade.  Subsequent to the execution and delivery of this Agreement and prior to a Closing Date, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(i)(f) hereof shall have occurred or shall exist, which event or condition is not disclosed in the Time of Sale Information (excluding any amendment or supplement thereto), the Registration Statement (excluding any amendment or supplement thereto)  and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the First Closing Date or Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Registration Statement and the Prospectus.

(e)                                  Officer’s Certificate.  The Representative shall have received on and as of the First Closing Date or Optional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has reviewed the Time of Sale Information, the Registration Statement and the

Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(i)(b) and 3(i)(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date or Optional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (b) and (d) above.

(f)                                   Comfort Letters.  On the date of this Agreement, on the First Closing Date, and, at the request of the Representative, on any Optional Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriter with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus; provided that the letter delivered on such Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Company.  Munger, Tolles & Olson LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the First Closing Date or Optional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B and Annex C hereto.

(h)                                 Opinion of Counsel for Selling Securityholders.  The Representative shall have received an opinion, dated the First Closing Date or Optional Closing Date, as the case may be, of the respective counsel for the Selling Securityholders, to the effect set forth in Annex D.

(i)                                     Opinion of General Counsel for the Company.  Carol Forsyte, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer for the Company, shall have furnished to the Representative, at the request of the Company, a written opinion, dated the First Closing Date or Optional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(j)                                    Opinion and 10b-5 Statement of Counsel for the Underwriter.  The Representative shall have received on and as of the First Closing Date or Optional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriter, of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to the Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the sale of the Offered Securities.

(l)                                     Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)                             Selling Securityholders’ Certificates.  The Representative shall have received a certificate, dated such Closing Date, of each Selling Securityholder in which such Selling Securityholder, in form and substance reasonably satisfactory to the Representative, shall state that: the representations and warranties of such Selling Securityholder in this Agreement are true and correct; and the Selling Securityholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(n)                                 Lock-Up Agreements.  On or prior to the date hereof, the Representative shall have received lock-up letters in a form satisfactory to the Representative (“Lock-Up Agreement”) from each of the Selling Securityholders and certain directors and executive officers of the Company.

(o)                                 Each Selling Securityholder agrees to deliver to the Representative on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(p)                                 [Reserved.]

(q)                                 Additional Documents.  On or prior to a Closing Date, the Selling Securityholders shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriter.  The Company agrees to indemnify and hold harmless the Underwriter, its partners, members, employees, agents, affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Underwriter or the Selling Securityholders expressly for use therein, it being understood and agreed that with respect to a Selling Securityholder the only such information is such Selling Securityholder’s Selling Securityholder Information.

(b)                                 Each Selling Securityholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its partners, members, employees, agents, affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Selling Securityholder shall be subject to liability only to the extent that the untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents is made in reliance upon and in conformity with written information provided by such Selling Securityholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Securityholder consists of such Selling Securityholder’s Selling Securityholder Information; provided further that the liability of each Selling Securityholder shall be limited to an amount equal to the aggregate net proceeds from the offering after underwriting discounts and commissions, but before expenses, to such Selling Securityholder from the sale of the Offered Securities sold by such indemnifying Selling Securityholder.

(c)                                  Indemnification of the Company and Selling Securityholder.  The Underwriter agrees to indemnify and hold harmless the Company, each Selling Securityholder and the directors, officers and each person, if any, who controls the Company or any Selling Securityholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement (or any amendment or supplement thereto), any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus: (i) the name of the Underwriter set forth on the cover page, and (ii) the information contained in the fourth sentence of the fourth paragraph, the tenth paragraph and the eleventh paragraph under the caption “Underwriting”.

(d)                                 Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a), (b) or (c) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by Credit Suisse Securities (USA) LLC, any such separate firm for the Company or any of the Selling Securityholders, the directors, officers and any control persons of the Company or any of the Selling Securityholders shall be designated in writing by the Company and any such separate firm for any Selling Securityholder shall be designated in writing by such Selling Securityholder.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for such settlement if the delay in such reimbursement is due to (A) a dispute, with reasonable basis, regarding the amount of fees and expenses for which such reimbursement is sought or (B) a good-faith dispute based on the advice of counsel regarding the Indemnified Person’s entitlement to reimbursement of such fees and expenses.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  Contribution.  If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable as a matter of law to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Securityholders, on the one hand, and the Underwriter, on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Securityholders, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Selling Securityholders, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the aggregate net proceeds from the offering after underwriting discounts and commissions, but before expenses, received by the Selling Securityholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus and as provided in this Agreement.  The relative fault of the Company and the Selling Securityholders, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholder Information or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   Limitation on Liability.  The Company, Selling Securityholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)                                  Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity, including, without limitation, the respective rights of the Company and the Selling Securityholders under the Registration Rights Agreement.  For the avoidance of doubt, each of the Company and each Selling Securityholder acknowledges and agrees (i) that it is subject to the indemnification obligations set forth in Section 7 of the Registration Rights Agreement and (ii) that such indemnification obligations are applicable to the transactions contemplated by this Agreement.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Securityholders, if after the execution and delivery of this Agreement and prior to any Closing Date (i) trading generally shall have been suspended or materially limited on or by either the New York Stock Exchange (the “Exchange”) or the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on such Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Registration Statement and the Prospectus.

10.                               [Reserved].

11.                               Payment of Expenses.

(a)                                 The parties agree that whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, (x) the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation and printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including any amendments or supplements thereto) and the distribution thereof; (ii) the costs of reproducing and distributing each of the transaction documents; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Canadian wrapper and Blue Sky Memorandum (including in each case the related reasonable fees and expenses of counsel for the Underwriter; provided, however, that the Company shall not pay for any such Blue Sky fees and expenses if the transactions contemplated by this Agreement are not consummated, notwithstanding anything to the contrary herein); (v) the cost of preparing stock certificates, if any; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (“FINRA”) (including in the related reasonable fees and expenses of counsel for the Underwriter); and (viii) the reasonable fees and disbursements of Latham & Watkins LLP with respect to its representation of certain Selling Securityholders in connection with the sale of the Offered Securities as set forth herein (for the avoidance of doubt, the Company shall not be responsible for the fees and disbursements of counsel for any other Selling Securityholders); provided, however, that the fees and expenses of counsel incurred in connection with (a) preparing the Blue Sky Memorandum referenced in clause (iv), and (b) any filings and clearance by FINRA referenced in clause (vii), shall not exceed $10,000 in the aggregate; and (y) each Selling Securityholder will pay for any transfer taxes and transfer fees on the sale of the Offered Securities to the Underwriter and all underwriting discounts and commissions.  It is understood, however, that except as provided in this Agreement, the Underwriter will pay all costs and expenses incurred by them, including, without limitation, all expenses incurred by the Underwriter and the Company in connection with any “road show” presentation to potential investors (including, without limitation, any fees and expenses incurred by the Company in connection with the Company’s officers’ participation in any “road show”), fees and disbursements of its counsel, stock transfer taxes payable on resale of the Offered Securities by them, and any advertising expenses connected with any offers it makes.  The Selling Securityholders will reimburse the Underwriter for 50% of the payment of any fees and expenses incurred in connection with the Company’s officers’ participation in any “road show”.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Selling Securityholders for any reason fail to tender the Offered Securities for delivery to the Representative or (iii) the Underwriter declines to purchase the Offered Securities for any reason permitted under this Agreement, with respect to clauses (i) and (ii) in this Section 11(b) the Company and the Selling Securityholders agree to reimburse the Underwriter for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses or their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby, and, solely with respect to clause (ii) of this Section 11(b), the Selling Securityholders agree to reimburse the Underwriter for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby; provided; however, that for purposes of this Section 11(b), the Company and the Selling Securityholders shall in no event be liable to the Underwriter for any other amounts, including, without limitation, damages on account of loss of anticipated profits from the sale of the Securities.  Notwithstanding anything herein to the contrary, in no event shall the Company or (subject to the last sentence of Section 11(a)) the Selling Securityholders be responsible, or obligated to reimburse the Underwriter, for any costs or expenses incurred by the Underwriter in connection with any “road show.”

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of the Offered Securities from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Selling Securityholders and the Underwriter contained in this Agreement or made by or on behalf of the Company, Selling Securityholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Selling Securityholders or the Underwriter.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.                               Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

16.                               Miscellaneous.

(a)                                 Authority of the Representative.  Any action by the Underwriter hereunder may be taken by Credit Suisse Securities (USA) LLC on behalf of the Underwriter, and any such action taken by Credit Suisse Securities (USA) LLC shall be binding upon the Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by Credit Suisse Securities (USA) LLC on behalf of the Underwriter.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriter shall be given to the Representative, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, (fax: (212) 322-2936; Attention: LCD-IBD).  Notices to the Company shall be given to it at Air Lease Corporation, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, (fax :(310) 553-0999);

Attention: Legal Department.  Notices to the Selling Securityholders shall be given to the Selling Securityholders as set forth on Schedule 4 hereto.

(c)                                  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Severability.  The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party hereto.

(e)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)                                   Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)                                  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AIR LEASE CORPORATION

By:	/s/ Greg Willis
Name:	Greg Willis
Title:	Senior VP and CFO

[Signature Page to Underwriting Agreement]

GREEN EQUITY INVESTORS V, L.P.
by: GEI Capital V, LLC

by:	/s/ Michael S. Solomon
Name:	Michael S. Solomon
Title:	Partner

GREEN EQUITY INVESTORS SIDE V, L.P.
by: GEI Capital V, LLC

by:	/s/ Michael S. Solomon
Name:	Michael S. Solomon
Title:	Partner

[Signature Page to Underwriting Agreement]

ARES CORPORATE OPPORTUNITIES FUND III, L.P.

By: ACOF OPERATING MANAGER III, LLC
Its: Manager

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES SPECIAL SITUATIONS FUND, L.P.

By: ASSF MANAGEMENT, L.P.
Its: General Partner

By: ASSF OPERATING MANAGER, LLC
Its: General Partner

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES SPECIAL SITUATIONS FUND I-B, LLC

By: ASSF MANAGEMENT, L.P. Its: General Partner

By: ASSF OPERATING MANAGER, LLC
Its: General Partner

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

[Signature Page to Underwriting Agreement]

WLR RECOVERY FUND IV, L.P.
By: WLR Recovery Associates IV LLC
Its General Partner

WLR RECOVERY FUND IV, L.P.
By: WL Ross Group, L.P.
Its Managing Member

WLR RECOVERY FUND IV, L.P.
By: El Vedado, LLC
Its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Authorized Signatory

WLR IV PARALLEL ESC, L.P.
By: WLR Recovery Associates IV LLC
Its Attorney-in-Fact

WLR IV PARALLEL ESC, L.P.
By: WL Ross Group, L.P.
Its Managing Member

WLR IV PARALLEL ESC, L.P.
By: El Vedado, LLC
Its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: May 30, 2013

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the
Underwriter listed In
Schedule 1 hereto.

By:	/s/ John Jedlicka
	Name:	John Jedlicka
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased
Credit Suisse Securities (USA) LLC	8,000,000	800,000

Total	8,000,000	800,000

Schedule 1

SCHEDULE 2

Selling Securityholders	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Ares Corporate Opportunities Fund III, L.P.	2,450,230	397,022
Ares Special Situations Fund, L.P.	319,732	51,808
Ares Special Situations Fund I-B, L.P.	292,825	47,448
Green Equity Investors V, L.P.	2,356,034	—
Green Equity Investors Side V, L.P.	706,753	—
WLR IV Parallel ESC L.P.	7,498	1,215
WLR Recovery Fund IV, L.P.	1,866,928	302,507

Total	8,000,000	800,000

Schedule 2

SCHEDULE 3

Significant Subsidiaries

ALC Warehouse Borrower, LLC

ALC Blarney Aircraft Limited

ALC Warehouse Ireland Limited

Schedule 3

SCHEDULE 4

Notice to the Selling Securityholders

If to Ares Corporate Opportunities Fund III, L.P., Ares Special Situations Fund, L.P. or Ares Special Situations Fund I-B, L.P.:

c/o Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA  90067

with a copy to:

Proskauer Rose LLP
Attn: Michael A. Woronoff

2049 Century Park East
Suite 3200
Los Angeles, CA 90067-3206

If to Green Equity Investors V, L.P. or Green Equity Investors Side V, L.P.:

c/o Leonard Green & Partners L.P.

11111 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

with a copy to:

Latham & Watkins LLP

Attn: Howard A. Sobel

885 Third Avenue

New York, NY 10022-4834

If to WLR IV Parallel ESC L.P. or WLR Recovery Fund IV, L.P.:

c/o WL Ross & Co. LLC

1166 Avenue of the Americas

New York, NY 10036

with a copy to:

Weil, Gotshal & Manges LLP
Attn: Jeffrey E. Tabak

767 Fifth Avenue
New York, NY 10153

Schedule 4

ANNEX A

a.                                      Free Writing Prospectuses Included in Time of Sale Information:

none

b.                                      Pricing Information Provided Orally by Underwriter:

Price per share to public: $26.75

Number of Firm Securities: 8,000,000

Number of Optional Securities: 800,000

Annex A